UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective January 1, 2014, Dwight M. Barns will become the Chief Executive Officer of Nielsen Holdings N.V. (the “Company”). On December 19, 2013, the Company’s Board of Directors, following a recommendation of the Company’s Compensation Committee, determined that Mr. Barns’s new annual salary, effective January 1, 2014, will be $1 million and that pursuant to the Company’s annual incentive plan he will be eligible to receive an annual bonus for the 2014 performance year of up to $1.8 million (payable in the first quarter of 2015). The Board also determined that Mr. Barns will receive a one-time $75,000 payment on or about January 1, 2014 to cover temporary living expenses near the Company’s headquarters. Mr. Barns will also be eligible for future grants under the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan, including stock options, restricted stock units and long-term performance restricted shares.

Mr. Barns currently serves as the Company’s President, Global Client Service and, as such, he is eligible pursuant to the Company’s annual incentive plan to receive an annual bonus payable in respect of the 2013 performance year, with such amount to be determined and paid in the first quarter of 2014.

On December 19, 2013, Richard Bressler, Patrick Healy and Robert Reid resigned from the Boards of Directors of the Company and The Nielsen Company B.V. (“TNC”), and Ganesh Rao was elected as a member of the Board of Directors of the Company, to serve until the next Annual Meeting of Shareholders of the Company, and as a member of the Board of Directors of TNC. Mr. Rao also replaced Richard J. Bressler on the Compensation Committee and the Nomination and Corporate Governance Committee of the Company.

Mr. Rao, age 37, is a managing director at Thomas H. Lee Partners, L.P., which he joined in 2000. Mr. Rao is currently a director of Ceridian HCM Holding Inc., Comdata Inc. and MoneyGram International, Inc. Mr. Rao holds a B.A., summa cum laude, in Economics from Duke University and an M.B.A. from Harvard Business School.

Mr. Rao was nominated as a director by Thomas H. Lee Partners pursuant to its rights under the letter agreement with the Company, dated as of August 14, 2013. Because of his affiliation with Thomas H. Lee Partners, L.P., Mr. Rao will not receive any additional compensation as a member of the Boards of Directors of the Company and TNC and the Compensation Committee and the Nomination and Corporate Governance Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer